Exhibit 99.1

Paradyne Contact: Wendy Mozingo 727-530-2272 wmozingo@paradyne.com

Paradyne Reports Fourth Quarter Financial Performance;

Delivers Seventh Consecutive Quarter of Revenue Growth with a Year-

Over-Year Increase of 26 Percent

LARGO, Fla. – January 24, 2005 – Paradyne (NASDAQ: PDYN), a leading provider of broadband voice, data and video network access solutions today:

•	Announced that annual revenues increased from $81.3 million in 2003 to $102.3 million for 2004

•	Reported quarterly revenue of $28.6 million, up 5% from the prior quarter and up 29% from the fourth quarter of 2003

•	Reported Non-GAAP normalized net income for 2004 of $1.2 million, a $12 million improvement from Non-GAAP normalized loss of $10.8 million in 2003

•	Reported fourth quarter 2004 Non-GAAP normalized earnings per share were one cent, in line with guidance and analyst expectations

•	Announced that with shipments of more than 250 units, Paradyne marked the successful launch of the new BSX8000-5 Broadband Loop Carrier (BLC) Services Switch

•	Announced that it had shipped more than 113,000 ports of ADSL2+ this quarter

•	Reported the sale of 13 non-core patents in the net amount of $0.8 million

Paradyne today reported fourth quarter financial results for the period ended December 31, 2004. Results were driven by the continued success of Paradyne’s voice, video and data over broadband strategy and by momentum in key growth products including ADSL2+.

Net revenues for the fourth quarter 2004 were $28.6 million, an increase of 29% compared to the same period in 2003 and a 5% increase from the third quarter 2004.

Sales of broadband access products accounted for $25.8 million in revenue; sales of narrowband products accounted for $1.3 million; and service revenue accounted for $1.5 million.

Earnings on a non-GAAP normalized basis for the fourth quarter were $0.4 million, resulting in non-GAAP normalized earnings per share (EPS) of one cent based on 49.6 million shares outstanding. This one cent non-GAAP normalized EPS compares with a 2 cent non-GAAP normalized loss per share for the fourth quarter of 2003.

Paradyne’s fourth quarter loss per share in accordance with generally accepted accounting principles (GAAP) was 1 cent per share compared to a GAAP loss per share of 3 cents for the fourth quarter of 2003. A reconciliation between GAAP and non-GAAP normalized results and EPS is provided in a table immediately following the Consolidated Statement of Operations.

“Paradyne has delivered seven consecutive quarters of revenue growth by driving progress and continuing to execute on its business plan,” said Sean Belanger, president and CEO of Paradyne. “We continue to expand our leadership in the market with more than 200,000 ports of ADSL2+ shipped in 2004 and the successful launch of one of the industry’s highest capacity BLCs.”

Paradyne’s cash position remains healthy at $43.8 million, and the company is debt free.

Product shipment highlights include:

•	Successful launch of the BSX8000-5, the highest capacity Gigabit Ethernet switch to be fully integrated into a Broadband Loop Carrier, providing Paradyne’s 4000 and 12000 series BLCs with eight Gigabit Ethernet interfaces and operating at more than 30 million packets per second

•	Total DSLAMs shipped grew from more than 2,500 in third quarter to approximately 3,000

•	Shipments of standards-based ADSL exceeded 145,000 ports shipped in the quarter and more than 370,000 ports shipped in 2004

•	Standards-based ADSL endpoint shipments exceeded 23,000 units.

•	Shipments of ReachDSL modems and Paradyne’s ADSL/R combination modem supporting both standards-based ADSL and ReachDSL, combined for a total of 38,000 units shipped in the fourth quarter; an increase of 58 percent from third quarter. Total shipments for 2004 exceeded 115,000.

•	Over 20,000 ports of ReachDSL, Paradyne’s patented DSL product designed specifically to overcome distance limitations and poor wireline conditions, shipped in the fourth quarter

Fourth Quarter Results Conference Call and Webcast

As previously announced, Paradyne will host a conference call on Monday, January 24, 2005 at 5 p.m. (ET) to discuss fourth quarter 2004 results and its outlook for the first quarter of 2005. The call will be broadcast live on the Internet for investors and the general public. This listen-only webcast can be accessed through the investor relations page of the Paradyne website (http://www.paradyne.com). Participants should go to the website at least ten minutes before this event to download and install any necessary audio software. Or, participants may dial into the call at (706) 634-1225. An audio replay of the call will be available through January 31, 2005. To access the replay use Conference ID # 3506391.

# # #

About Paradyne

Paradyne provides a broad family of IP-based broadband access solutions, including BLCs, DSLAMs, Ethernet over Copper Network Extenders, IADs, and CPE. Paradyne’s products support both residential triple play solutions and business class bonded SHDSL, ADSL2+, T1/E1, and DS3 bonded solutions for LAN Extension and Cell Site Data Backhaul applications.

Paradyne’s solutions are designed to enhance carrier revenue streams with full support for Multimedia Traffic Management (MTM) and to lower carrier operational expenses through Operational Intelligence (OpIQ).

More information may be obtained by visiting www.paradyne.com or by calling +1-727-530-8623.

Information about Forward-Looking Statements:

This press release contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations and beliefs as well as on assumptions made by, and information currently available to, management. Among the factors that could cause actual future events to differ materially include: the uncertainty regarding the acceptance of new telecommunications services based on DSL technology; the reduction or discontinuation of purchase of our products by Network Service Providers (“NSPs”); the failure of NSPs to incorporate our products into their infrastructure; and the possibility that Paradyne’s competitors may develop competing products that are superior in terms of quality, cost or both. For a detailed discussion of other risk factors that could affect Paradyne’s business, please refer to the risks identified in Paradyne’s Current Report on Form 10-Q, dated November 9, 2004, and in Paradyne’s other filings with the Securities and Exchange Commission.

Editors Note: Paradyne, ReachDSL, ADSL/R, and the Paradyne Logo are registered trademarks of Paradyne Corporation.

Paradyne Networks, Inc.

Condensed Unaudited Consolidated Statements of Operations

(Thousands except per share amounts)

	Three months Ended December 31,		Twelve months Ended December 31,
	2004	2003	2004	2003
Revenues:
Sales	$27,097	$20,390	$96,393	$73,378
Services	1,469	1,777	5,895	7,097
Royalties	—	—	—	800

Total Revenues	28,566	22,167	102,288	81,275

Total cost of sales	18,508	12,625	62,137	43,985

Gross Margin	10,058	9,542	40,151	37,290

Operating expenses:
Research and development (includes $927 of purchased R&D in September 2004)	4,418	4,233	16,950	19,313
Selling, general & administrative	6,380	6,583	24,557	27,400
Amortization of intangible assets	515	305	1,572	1,222
Business restructuring charges	376	—	1,710	1,900

Total operating expenses	11,689	11,121	44,789	49,835

Operating Income (Loss)	(1,631)	(1,579)	(4,638)	(12,545)

Other (income) expenses:
Interest, net	(213)	(144)	(653)	(610)
Other, net	(910)	(29)	(841)	95

Income (loss) before provision for income tax	(508)	(1,406)	(3,144)	(12,030)
Provision (benefit) for income tax	—	—	—	—

Net income (loss)	$(508)	$(1,406)	$(3,144)	$(12,030)

Average shares outstanding
Basic	46,459	44,195	45,614	43,389
Diluted	46,459	44,195	45,614	43,389
Earnings per common share
Basic	$(0.01)	$(0.03)	$(0.07)	$(0.28)
Diluted	$(0.01)	$(0.03)	$(0.07)	$(0.28)

Non-GAAP diluted shares	49,618		49,461
Non-GAAP diluted net income (loss) per share (A)	$0.01	$(0.02)	$0.02	$(0.25)

Paradyne Networks, Inc.

Footnote To Condensed Consolidated Statements of Operations

(Thousands except per share amounts)

(Unaudited)

(A) Reconciliation of Earnings and Earnings Per Share Following Generally Accepted Accounting Principles With Non-GAAP Financial Measures (Non-GAAP Earnings and Non-GAAP Earnings Per Share)

Paradyne supplements its earnings releases provided in accordance with generally accepted accounting principles with non-GAAP financial measures that exclude those transactions that management does not reasonably expect to be part of recurring business transactions over the long term. Paradyne’s management believes the non-GAAP information provides investors useful information to understand operating results and make comparisons with prior periods. Paradyne’s management uses such non-GAAP measures internally to evaluate the company’s net income and operating performance on a period-over-period basis, and for planning and forecasting future periods.

Non-GAAP diluted net income (loss) and non-GAAP diluted net income (loss) per share calculations exclude the margin generated from the reversal of inventory reserves, the loss on the disposal of assets from the closure of the Apharetta development center, the write off of purchased research and development, the amortization of deferred stock compensation and intangible asset, and business restructuring charges.

Reconciliation of GAAP Earnings to Non-GAAP Earnings

	Three months Ended December 31,		Twelve months Ended December 31,
	2004	2003	2004	2003
Net income (loss) before excluding items to normalize results	$(508)	$(1,406)	$(3,144)	$(12,030)

Increase (decrease) to net income:
Elimination of positive margin generated from the reversal of inventory reserves	—	—	—	(2,412)
Exclusion of loss on the disposal of assets from the closure of the Alpharetta development center	—	—	—	278
Exclusion of writeoff of purchased research and development	—	—	927	—
Exclusion of amortization of deferred stock compensation and intangible assets	548	343	1,713	1,501
Exclusion of business restructuring charges	376	—	1,710	1,900

Adjustment to net income (loss)	924	343	4,350	1,267

Net income (loss) after excluding items to normalize results	$416	$(1,063)	$1,206	$(10,763)

Reconciliation of GAAP Earnings Per Share to Non-GAAP Earnings Per Share

	Three months Ended December 31,		Twelve months Ended December 31,
	2004	2003	2004	2003
Net income (loss) per share before excluding items to normalize results	$(0.01)	$(0.03)	$(0.07)	$(0.28)

Increase (decrease) to net income:
Elimination of positive margin generated from the reversal of inventory reserves	0.00			(0.05)
Exclusion of loss on the disposal of assets from the closure of the Alpharetta development center				0.01
Exclusion of writeoff of purchased research and development			0.02
Exclusion of amortization of deferred stock compensation & intangible asset	0.01	0.01	0.04	0.03
Exclusion of business restructuring charges	0.01		0.03	0.04

Adjustment to net income (loss)	0.02	0.01	0.09	0.03

Net income (loss) per share after excluding items to normalize results	$0.01	$(0.02)	$0.02	$(0.25)

Reconciliation of Diluted Shares with Non-GAAP Diluted Shares

	Three months Ended December 31, 2004	Twelve months Ended December 31, 2004
Diluted Shares	46,459	45,614
Dilutive Effect of Stock Options	3,159	3,847

Non-GAAP diluted shares	49,618	49,461

Paradyne Networks, Inc.

Condensed Unaudited Consolidated Balance Sheets

(In Thousands)

	December 31, 2004	December 31, 2003
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$43,832	$46,775
Accounts receivables, net	16,905	7,119
Inventories, net	17,192	16,419
Prepaid & other current assets	1,247	1,578

Total current assets	79,176	71,891

Property, plant & equipment, net	3,495	5,595
Intangible assets, net	7,160	4,869
Other assets	471	87

Total assets	$90,302	$82,442

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$7,297	$5,486
Payroll & benefit related liabilities	2,213	2,636
Other current liabilities	6,827	4,745

Total current liabilities	16,337	12,867

Total liabilities	16,337	12,867

Stockholders’ equity	73,965	69,575

Total liabilities and stockholders’ equity	$90,302	$82,442